UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2012

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of First American Financial Corporation (the “Company”) was held on May 15, 2012. Results of the voting at the meeting are set forth below.

Election of Class II Directors. The names of the persons who were nominated to serve as Class II directors of the Company to serve for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All Class II director nominees were elected.

Name of Class I Nominee	Votes For	Votes Withheld	Broker Non-Votes
George L. Argyros	49,792,190	41,275,504	6,931,597
Dennis J. Gilmore	90,534,942	532,752	6,931,597
Herbert B. Tasker	90,544,542	523,152	6,931,597

Advisory Vote on Executive Compensation. At the meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with 89,072,281 votes for, 957,209 votes against, 1,038,204 votes abstaining and 6,931,597 broker non-votes.

Approval of Performance Criteria under the 2010 Incentive Compensation Plan. The stockholders also approved the performance criteria under the First American Financial Corporation 2010 Incentive Compensation Plan, with 86,178,466 votes for, 3,933,099 votes against, 956,129 votes abstaining and 6,931,597 broker non-votes.

Ratification of Independent Public Accountants. At the meeting, the stockholders of the Company also voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012, with 97,161,085 votes for, 476,316 votes against, and 361,890 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 16, 2012	By:	/S/ KENNETH D. DEGIORGIO
Name: Kenneth D. DeGiorgio Title: Executive Vice President

3